Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2026 RESULTS AND RAISES FULL YEAR OUTLOOK

TEMPE, AZ, April 29, 2026 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2026.

First quarter 2026 results and 2026 outlook:

•
Revenue of $677 million
•
Diluted GAAP earnings per share of $0.36
•
Diluted non-GAAP earnings per share of $0.58
•
Operating cash flow of $47 million with free cash flow of $29 million
•
Increasing full year revenue growth outlook to 9-10%

“Our first quarter results have increased our confidence in 2026 and are a clear sign of the benefits from the customer‑first initiatives we began implementing over two years ago and continue to build on today,” said David Moezidis, Benchmark’s President and CEO.

Moezidis continued, “We are seeing improvement across a broad cross‑section of our business, led by strengthening in Semi‑Cap and continued momentum in AC&C and Medical. This positions us for sequential and year‑over‑year growth through the remainder of the year, with full year revenue now expected to be in the 9–10% range, up from prior expectations of mid‑single‑digit growth."

	Three Months Ended
Summary GAAP Items	March 31,	December 31,	March 31,
(Amounts in millions, except per share data)	2025	2025	2026
Revenue	$632	$704	$677
Gross Margin	10.0%	10.5%	10.2%
Operating Margin	1.9%	2.9%	3.2%
Diluted EPS	$0.10	$0.17	$0.36

	Three Months Ended
Summary Non-GAAP Items(1)	March 31,	December 31,	March 31,
(Amounts in millions, except per share data)	2025	2025	2026
Revenue	$632	$704	$677
Gross Margin	10.1%	10.6%	10.3%
Operating Margin	4.6%	5.5%	4.8%
Diluted EPS	$0.52	$0.71	$0.58

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

First Quarter and Fiscal Year Revenue by Sector

	Three Months Ended
	March 31,		December 31,		March 31,
(In millions)	2025		2025		2026
Semi-Cap	$195	32%	$171	24%	$191	28%
Industrial	137	22	144	20	133	20
A&D	122	19	137	20	120	18
Medical	104	16	144	21	128	19
AC&C	74	11	108	15	105	15
Total	$632	100%	$704	100%	$677	100%

Cash Conversion Cycle

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2025	2026
Days in accounts receivable	53	50	50
Days in contract asset	25	23	25
Days in inventory	89	69	75
Days in accounts payable	(61)	(58)	(67)
Days in advance payments from customers	(20)	(17)	(16)
Days in cash conversion cycle	86	67	67

Second Quarter 2026 Guidance

•
Revenue between $700 million and $740 million
•
Diluted GAAP earnings per share between $0.51 and $0.57
•
Diluted non-GAAP earnings per share between $0.65 and $0.71
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $6.1 million and other non-operating expenses of $0.8 million to $1.2 million, which includes restructuring, amortization of intangibles and other expenses.

First Quarter 2026 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications (AC&C), aerospace and defense (A&D), industrial, medical, and semiconductor capital equipment (Semi-Cap). Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for second quarter and fiscal year 2026 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s expectations regarding enterprise AI opportunities, anticipated growth in bookings, and the Company’s expectations regarding restructuring charges, stock-based compensation expense, amortization of intangibles, and capital expenditures, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, the potential of another U.S. government shutdown and the economic impacts, volatility and uncertainty resulting therefrom, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items, and other non-GAAP tax adjustments, of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2026
Sales	$631,764	$677,280
Cost of sales	568,584	608,046
Gross profit	63,180	69,234
Selling, general and administrative expenses	38,800	42,409
Amortization of intangible assets	1,204	1,204
Restructuring charges and other costs	11,417	3,747
Income from operations	11,759	21,874
Interest expense	(5,295)	(3,649)
Interest income	2,732	1,900
Other expense, net	(802)	(1,703)
Income before income taxes	8,394	18,422
Income tax expense	4,750	5,399
Net income	$3,644	$13,023
Earnings per share:
Basic	$0.10	$0.36
Diluted	$0.10	$0.36
Weighted-average number of shares outstanding:
Basic	36,052	35,766
Diluted	36,605	36,276

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	December 31,	March 31,
	2025	2026
Assets
Current assets:
Cash and cash equivalents	$322,064	$324,908
Restricted cash	336	333
Accounts receivable, net	391,101	375,902
Contract assets	182,870	190,934
Inventories	482,544	507,447
Prepaid expenses and other current assets	69,226	60,461
Total current assets	1,448,141	1,459,985
Property, plant and equipment, net	223,784	235,086
Operating lease right-of-use assets	102,664	104,725
Goodwill and other long-term assets	297,126	296,397
Total assets	$2,071,715	$2,096,193

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$3,750	$3,750
Accounts payable	403,222	451,146
Advance payments from customers	115,545	110,966
Accrued liabilities	113,060	103,359
Total current liabilities	635,577	669,221
Long-term debt, net of current installments	206,826	201,030
Operating lease liabilities	98,689	99,546
Other long-term liabilities	30,820	29,895
Total liabilities	971,912	999,692
Shareholders’ equity	1,099,803	1,096,501
Total liabilities and shareholders’ equity	$2,071,715	$2,096,193

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2026
Cash flows from operating activities:
Net income	$3,644	$13,023
Depreciation and amortization	11,768	11,902
Stock-based compensation expense	4,397	5,401
Accounts receivable	39,870	14,170
Contract assets	(4,410)	(8,064)
Inventories	(5,182)	(25,558)
Accounts payable	24,194	42,323
Advance payments from customers	(15,755)	(4,579)
Other changes in working capital and other, net	(27,023)	(1,590)
Net cash provided by operating activities	31,503	47,028

Cash flows from investing activities:
Additions to property, plant and equipment and software	(4,156)	(18,270)
Other investing activities, net	50	2,172
Net cash used in investing activities	(4,106)	(16,098)

Cash flows from financing activities:
Share repurchases	(7,996)	(5,799)
Net debt activity	18,312	(5,938)
Other financing activities, net	(12,785)	(14,163)
Net cash used in financing activities	(2,469)	(25,900)

Effect of exchange rate changes	2,385	(2,189)
Net increase in cash and cash equivalents and restricted cash	27,313	2,841
Cash and cash equivalents and restricted cash at beginning of year	328,027	322,400
Cash and cash equivalents and restricted cash at end of period	$355,340	$325,241

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,	Dec 31,	March 31,
	2025	2025	2026
Income from operations (GAAP)	$11,759	$20,143	$21,874
Restructuring charges and other costs	1,342	2,952	3,747
Stock-based compensation expense	4,397	2,121	5,401
Amortization of intangible assets	1,204	1,204	1,204
Asset impairments	—	11,102	—
Legal and other settlement loss	10,275	1,174	154
Other	—	60	—
Non-GAAP income from operations	$28,977	$38,756	$32,380
GAAP operating margin	1.9%	2.9%	3.2%
Non-GAAP operating margin	4.6%	5.5%	4.8%

Gross profit (GAAP)	$63,180	$74,169	$69,234
Stock-based compensation expense	431	498	559
Non-GAAP gross profit	$63,611	$74,667	$69,793
GAAP gross margin	10.0%	10.5%	10.2%
Non-GAAP gross margin	10.1%	10.6%	10.3%

Selling, general and administrative expenses	$38,800	$38,769	$42,409
Stock-based compensation expense	(3,966)	(1,622)	(4,842)
Legal and other settlement loss	(200)	(1,174)	(154)
Other	—	(60)	—
Non-GAAP selling, general and administrative expenses	$34,634	$35,913	$37,413

Net income (GAAP)	$3,644	$5,973	$13,023
Restructuring charges and other costs	1,342	2,952	3,747
Stock-based compensation expense	4,397	2,121	5,401
Amortization of intangible assets	1,204	1,204	1,204
Asset impairments	—	11,102	—
Legal and other settlement loss	10,275	1,174	154
Other	—	60	—
Income tax adjustments(1)	(1,645)	1,182	(2,525)
Non-GAAP net income	$19,217	$25,768	$21,004

Diluted earnings per share:
Diluted (GAAP)	$0.10	$0.17	$0.36
Diluted (Non-GAAP)	$0.52	$0.71	$0.58

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,605	36,193	36,276
Diluted (Non-GAAP)	36,605	36,193	36,276

Net cash provided by operations	$31,503	$58,676	$47,028
Additions to property, plant and equipment and software	(4,156)	(10,590)	(18,270)
Free cash flow	$27,347	$48,086	$28,758

(1)
This amount represents the tax impact of the non-GAAP adjustments, including discrete tax items, using the applicable effective tax rates.